Sub-Item 77Q1(a): Copies of Material Amendments to the
 Registrants
 Declaration of Trust or By-laws

AMENDED AND RESTATED BY-LAWS
OF
GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND
(a Delaware Statutory Trust)


These By-laws of Goldman Sachs MLP and Energy Renaissance
 Fund,
 a Delaware statutory trust, are subject to the Declaration of
Trust of the Trust dated August 14, 2014, as from time to time amended, supplemented or restated (the Declaration of Trust).

 Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust.
In the event of any inconsistency between the terms
hereof and the terms of the Declaration of Trust,
the terms of the Declaration of Trust control.
ARTICLE I
OFFICES AND SEAL
Section 1.1	Principal Office. The principal
executive office of the Trust, and such additional
 offices as the Board of Trustees or the officers of
 the Trust may establish, shall be located in such
places as the Board of Trustees or the officers may,
 from time to time, determine.
Section 1.2	Delaware Office. The Board of Trustees
 shall establish a registered office in the State of Delaware and shall appoint as the Trusts registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a
 corporation
 authorized to transact business in the State of Delaware;
in each case the business office of such registered agent
for service of process shall be identical with the
registered Delaware office of the Trust.
Section 1.3	Seal. The Board of Trustees may adopt
 a seal for the Trust in such form and with such
inscription as the Trustees determine. The seal
 may be used by causing it or a facsimile to be impressed
 or affixed or printed or otherwise reproduced.
Any Trustee or officer of the Trust shall have
authority to affix the seal of the Trust to any
document requiring the same.
ARTICLE II
SHAREHOLDERS
Section 2.1	Annual Meetings. The Trust shall
hold annual meetings of Shareholders to the extent required
 by the 1940 Act, the rules thereunder, or the exchange on which Shares are listed. Annual meetings of Shareholders shall be held at the principal executive office of the
 Trust or as otherwise determined by the Board of
Trustees.
In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called
 by
 the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.
Section 2.2	   Advance Notice of Shareholder
Nominations
 for Trustee and Other Shareholder   Proposals.
(a)	Shareholder Nominations for Trustee and Other
Shareholder Proposals for Annual Meetings of Shareholders.
(i)	Nominations of individuals for election to the
Board of Trustees and the proposal of other business
to be considered by the Shareholders may be made at an
 annual meeting of Shareholders only (1) pursuant to the Trusts notice of meeting (or any supplement thereto),
(2) by or at the direction of the Board of Trustees or
any committee thereof or (3) by any Shareholder of the
Trust who was a Shareholder of record both at the time
of giving of notice by the Shareholder as provided for
 in this Section 2.2(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of any individual so nominated or on any
such other business and who has complied with this
 Section 2.2(a).  If the Shareholder ceases to be
a holder of record of Shares of the Trust entitled
 to vote at such meeting on the nomination or
 proposal for which the Shareholder has provided
 notice prior to such meeting, the Shareholders
 proposal shall automatically be withdrawn from
 consideration at the meeting.
(ii)	 For nominations or other business to
be properly brought before an annual meeting
of Shareholders by a Shareholder pursuant to clause
 (3)
 of subsection (a)(i) of this Section 2.2,
the Shareholder must have given timely notice
 thereof in writing to the Secretary of the
 Trust and such other proposed business must
otherwise be a proper matter for action by
the Shareholders.  To be timely,
a Shareholders notice shall set forth
all information required under Section
2.2(b) and shall be delivered to the
Secretary at the principal executive
office of the Trust not earlier than
the 150th day or later than 5:00 p.m.,
 Eastern Time, on the 120th day prior
to the first anniversary of the date
of the proxy statement for the preceding
 years annual meeting; provided, however,
 that in the event that the date of the
annual meeting is advanced or delayed by
 more than 30 days from the date of the
preceding years annual meeting, notice by
 the Shareholder to be timely must be so
 delivered not earlier than the 150th day
 prior to the date of such annual meeting
and not later than 5:00 p.m., Eastern Time,
on the later of the 120th day prior to the date
 of such annual meeting or the tenth day following
 the day on which public announcement of the date
 of such meeting is first made. In no event shall
the public announcement of a postponement or
adjournment
 of an annual meeting commence a new time period
(or extend any time period) for the giving of a
Shareholders notice as described above.
(b)	 Content of Advance Notice of
 Shareholder Nominations for Trustee
and Other Shareholder Proposals.
(i)	Such Shareholders notice shall
 set forth the following information:
(1)	as to each individual whom the
Shareholder proposes to nominate for
election or reelection as a Trustee
(each, a Proposed Nominee),
 (A) the name, age, date of birth, business address, residence address and nationality of each such
 Proposed Nominee, (B) whether such Shareholder
 believes the Proposed Nominee is, or is not,
an interested person of the Trust
(as defined in the 1940 Act),
and, if not an interested person,
information regarding the Proposed Nominee
 that will be sufficient for the Board of
 Trustees or any committee thereof or any
authorized officer of the Trust to make such
 determination in the sole discretion of such Board, committee or authorized officer,
(C) sufficient information to enable the Governance
 and Nominating Committee of the Board of Trustees,
 or any other Committee of the Board as determined
 by the Trustees from time to time, to make the
determination as to the Proposed Nominees
qualifications required,
and (D) the Proposed Nominees written,
signed and notarized statement confirming
the Proposed Nominees consent to being named
 in the proxy statement and intention to serve
 as a Trustee, if elected;
(2)	as to any business other than the nomination
 of an individual for election or reelection as a
Trustee that the Shareholder proposes to bring before
 the meeting, a description of the nature of the
proposed matter to be considered by Shareholders
stated with reasonable particularity, including
the exact text of any proposal to be presented
for adoption, the reasons for conducting such
 business at the meeting of Shareholders,
a brief written statement of the reasons why the proposal
 is in the best interest of the Shareholders and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the
 proposal is made;
(3)	as to the Shareholder giving the notice,
any Proposed Nominee and any Shareholder
Associated Person (as defined in Section 2.4):
a.	the class, series and number of any
 Shares of the Trust that are owned
(beneficially or of record) by such Shareholder,
Proposed Nominee or Shareholder Associated Person,
 the date on which such Shares were acquired and the investment intent of such acquisition and an explicit description of each Derivative Instrument
(as defined in Section 2.4) which such Shareholder,
 Proposed Nominee or Shareholder Associated Person
 has entered into or is a party to or beneficiary of
 and the number, class and series to which such
 Derivative Instrument relates,
b.	the nominee holder for, and number of,
any Shares and the nominee holder for each
Derivative Instrument owned beneficially
 but not of record by such Shareholder,
Proposed Nominee or Shareholder Associated Person
 and evidence establishing such beneficial owners
 indirect ownership of, and, if applicable,
entitlement to vote, such Shares or
 Derivative Instrument,
c.	whether and the extent to which
 such Shareholder, Proposed Nominee or
Shareholder Associated Person, directly or indirectly
 (through brokers, nominees or otherwise),
 is subject to or during the last six months has
engaged in any hedging, derivative or other
 transaction or series of transactions or
entered into any other agreement,
 arrangement or understanding
(including any short interest, long position,
 any borrowing or lending of securities or any
proxy or voting agreement), the effect or intent
 of which is to (1) manage risk or benefit from
changes in the price of (x) Shares of the Trust or
 (y) any combination of securities owned by the
 Trust that
represent more than 30% of the value of the Trusts
assets, as reported in the most recent schedule of
 investments filed by the Trust with the Commission
 or as the Trust otherwise makes publicly available (Portfolio Securities), for such Shareholder,
Proposed Nominee or Shareholder Associated Person
 or (2) increase or decrease the voting power of
such Shareholder, Proposed Nominee or Shareholder
 Associated Person in the Trust or any affiliate
thereof (or, as applicable, in any issuer of any
 Portfolio Securities) disproportionately to such
 persons economic interest in Shares of the Trust
 (or, as applicable, the Portfolio Securities),
and, if applicable, the number, class and series
 of Shares (or, as applicable, Portfolio Securities)
 to which such transaction, agreement, arrangement
or understanding relates,
d.	any economic interest, direct or indirect
(including, without limitation, any existing
or prospective commercial, business or contractual
 relationship with the Trust), of such Shareholder,
 Proposed Nominee or Shareholder Associated Person, individually or in the aggregate, in the Trust, other than an interest arising from the ownership
of Shares where such Shareholder, Proposed Nominee
 or Shareholder Associated Person receives no extra
 or special benefit not shared on a pro rata basis
by all Shareholders of such Shares or series or
class of Shares,
e.	a description of any agreement, arrangement
 or understanding with respect to the nomination or
 proposal between or among (i) the Shareholder and
any Shareholder Associated Person and/or (ii)
the Shareholder or any Shareholder Associated
Person and any Proposed Nominee, and
f.	a representation that the Shareholder is
 a holder of record of Shares of the Trust entitled
 to vote at such meeting on the nomination or
proposal for which the Shareholder is providing
notice, will remain such a Shareholder until such
meeting, and intends to appear in person or by
proxy at the meeting to propose such business or
 nomination.
(4)	in the event that any
Shareholder Associated Person has an interest or
 ownership referred to in clause
(3) of this paragraph (i) of this Section 2.2(b),
 as to the Shareholder giving the notice,
 such Shareholder Associated Person
and any Proposed Nominee:
a.	 	the name and address and telephone
 number of such Shareholder, as they appear on
 the Trusts share ledger, and the current name,
 business address, residence address and
telephone number of such Shareholder,
if different, each such Shareholder
Associated Person and any Proposed Nominee,
b.	 	all other information
 relating to such Shareholder and any such
 Shareholder Associated Person that would
be required to be disclosed in the
solicitation of proxies for election of
Trustees in an election contest
(even if an election contest is not involved),
 all other information relating to any Proposed
 Nominee that would be required to be disclosed
in the solicitation of proxies for election of
 the Proposed Nominee in an election contest
(even if an election contest is not involved)
and all other documents, materials or information
relating to such Shareholder, each such Shareholder
 Associated Person and any Proposed Nominee that
 would
 otherwise be required in connection with any such solicitation, in each case, pursuant to
Regulation 14A (or any successor provision)
 under the Exchange Act and the rules
thereunder, and
c.	 	the investment strategy or
objective,
if any, of such Shareholder and each such
Shareholder
 Associated Person that is not an individual
and a copy of the most recent prospectus,
 offering memorandum or similar document,
if any, provided to investors or potential
investors in such Shareholder and each such
 Shareholder Associated Person.
(5)	to the extent known by the
Shareholder giving the notice, the name
and address of any other Shareholder
 supporting any Proposed Nominee or
any other proposal of business on the
 date of such Shareholders notice; and
(6)	a representation whether the
Shareholder or the Shareholder Associated Person,
 if any, intends or is part of a group which
intends (a) to deliver a proxy statement and/or
 form of proxy to holders of at least the
 percentage of the Trusts outstanding Shares
 required to approve or adopt the proposal
or elect the nominee and/or (b) otherwise to
 solicit proxies or votes from Shareholders
in support of such proposal or nomination.
(ii)	In addition to the information
expressly required to be provided in a
written notice pursuant to Sections
2.2(a) and 2.2(b) of these By-Laws,
the Shareholder shall also provide
such other information as the Board of
 Trustees may reasonably request in order
 to assess whether the matter is a proper
 matter for Shareholder consideration and
 determine a position with respect to such
 proposal.  Furthermore, with respect to
the requirements of this Section 2.2(b),
the Board of Trustees may require any
individual proposed for nomination to the
 Board of Trustees to furnish such other
information as the Board of Trustees may
reasonably require or deem necessary to
 determine the eligibility of such individual
 to serve as a Trustee. The foregoing notice
 requirements of Sections 2.2(a) and 2.2(b)
 shall be deemed satisfied by a Shareholder
with respect to business other than a
nomination if the Shareholder has notified
the Trust of his, her or its intention to
present a proposal at an annual meeting in
 compliance with applicable rules and
regulations promulgated under the
Exchange Act and such Shareholders
proposal has been included in a proxy
statement that has been prepared by
 the Trust to solicit proxies for
such annual meeting.
Section 2.3	Special Meetings.
 Special meetings of Shareholders
shall be held only (i) as required by
the 1940 Act or other applicable federal law;
or (ii) as otherwise determined by the Trustees,
in their sole discretion. Special meetings of
Shareholders shall be held at the principal
executive office of the Trust or as otherwise
 determined by the Board of Trustees.
Only such business shall be conducted at a
 special meeting of Shareholders as shall
have been brought before the meeting
pursuant to the Trusts notice of meeting.
  Nominations of individuals for election to
 the Board of Trustees may be made at a special
 meeting of Shareholders pursuant to the Trusts
 notice of meeting only (i) by or at the
direction
 of the Board of Trustees or any committee thereof,
 or (ii) in the event that the Trustees have
determined to hold a special meeting for the
election of Trustees, by any Shareholder of the
 Trust who is a Shareholder of record both at the
 time of giving of notice provided for this Section
 2.3 and at the time of the special meeting,
who is entitled to vote at the meeting in the
election of any individual so nominated and who
has complied with the notice procedures set forth
 in this Section 2.3.  For nominations of
 individuals
 for election as a Trustee to be properly brought
before a special meeting, the nominating Shareholder
 must provide notice containing the information
required by subsection
(b) of Section 2.2, which shall be delivered
to the Secretary at the principal executive
office of the Trust not earlier than the
150th day prior to such special meeting
and not later than 5:00 p.m., Eastern Time,
on the later of the 120th day prior to such
special meeting or the tenth day following
the day on which public announcement is
first made of the date of the special
 meeting.  In no event shall the public
 announcement of a postponement or
adjournment of a special meeting commence
 a new time period (or extend any time period)
for the giving of a Shareholders notice
as described above.
Section 2.4	General. If information
 submitted pursuant to Section 2.2(b)
 by any Shareholder proposing a nominee for election as a Trustee or any proposal for any other business at any meeting of Shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with Section 2.2(b). Any such Shareholder shall notify the Trust of any inaccuracy or change
(within two business days of becoming aware of such inaccuracy or change) in any such information.
  Upon written request by the Secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five business days of delivery of such request
 (or such other period as may be specified in such request),
 (A) written verification, satisfactory, in the sole discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to Section 2.2(b) and (B) a written update of any information submitted by the Shareholder pursuant to Section 2.2(b) as of an earlier date.
  If a Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or
 a written update was requested may be deemed not to have been provided in accordance with Section 2.2(b). Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act and the 1940 Act and any rules and regulations thereunder, only such individuals who are nominated in accordance with Section 2.2 and 2.3 shall be eligible for election as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with Sections 2.2 and 2.3.
 Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4 (including whether the Shareholder or Shareholder Associated Person, if any,
on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Shareholders nominee or proposal in compliance with such Shareholders representation as required by clause (b)(i)(4)
 of Section 2.2) and (b) if any proposed
nomination or business was not made or
proposed in compliance with Section 2.2, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at
 the annual or special meeting of
Shareholders of the Trust to present a
 nomination or proposed business,
such nomination shall be disregarded
 and such proposed business shall not be
transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust.  For purposes of
 this Section 2.4, to be considered a
 qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of
Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.
For purposes of Sections 2.2 and 2.3, public
 announcement shall mean disclosure
(i) in a press release reported by
the Dow Jones News Service,
 Associated Press or comparable
news service, (ii) or a Web site
accessible to the public maintained
 by the Trust or its investment
adviser or investment manager, or
 (iii) in a document publicly filed
 by the Trust with the Commission
pursuant to the Exchange Act or the 1940 Act.
For purposes of Section 2.2 and 2.4,
 Shareholder Associated Person of any
 Shareholder shall mean (1) any person
 acting in concert with such Shareholder,
 (2) any beneficial owner of Shares of
the Trust owned of record or beneficially by such Shareholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, Rule 16a-1(a)(2),
 Rule 16a-2 or any successor provisions,
under the Exchange Act) other than a
Shareholder that is a depositary, and
(3) any person that directly, or
indirectly through one or more intermediaries,
 controls, is controlled by, or is under
common control with such Shareholder.
	Notwithstanding the foregoing
 provisions of this Section 2,
 a Shareholder shall also comply with all applicable requirements of the Exchange Act and the 1940 Act and any rules and regulations thereunder with respect to the matters set forth
 in this Section 2; provided however,
that any references in these By-Laws
to the Exchange Act or the rules and
 regulations promulgated thereunder
are not intended to and shall not
 limit any requirements applicable
to nominations or proposals as to
any other business to be considered
 pursuant to this Section 2
(including Sections 2.2(a)(i)(3)
 and 2.3 hereof), and compliance
 with Sections 2.2(a)(i)(3) and
 2.3 shall be the exclusive means
 for a Shareholder to make
nominations or submit other business
 (other than, as provided in the
last sentence of Section 2.2(b)(ii)),
 business other than nominations brought
 properly under and in compliance with
 Rule 14a-8 of the Exchange Act,
as may be amended from time to time).

Nothing in this Section 2 shall be deemed to
affect any right of a Shareholder to request
 inclusion of a proposal in, nor the right
of the Trust to omit a proposal from, the
Trusts proxy statement pursuant to Rule 14a-8
(or any successor provision) under the
Exchange Act.  Rule 14a-8 shall govern
 exclusively the Trusts obligation to
include a Shareholder proposal in the
 Trusts proxy statement.  Nothing in
this Section 2 shall require disclosure
 of revocable proxies received by the
 Shareholder or Shareholder Associated Person
 pursuant to a solicitation of proxies
 after the filing by a Shareholder of
 an effective Schedule 14A under Section 14(a)
 of the Exchange Act.
Derivative Instrument shall mean any swap,
 short interest, option, warrant, convertible
 security,
 stock appreciation right, or similar right with
an exercise or conversion privilege or a settlement
 payment or mechanism at a price related to the
 price
 of Shares of the Trust or with a value derived in
 whole
 or in part from the value of Shares of the Trust
(including any value derived in whole or in part from
 any decrease in the price of Shares of the Trust),
whether or not such instrument or right shall be subject
 to settlement in Shares of the Trust or otherwise.
Section 2.5	Notice of Meetings. The Board of
Trustees,
 the Secretary, an Assistant Secretary or at the
 direction
 of the Trustees any other officer or authorized
 person
shall call a meeting of Shareholders of the Trust
 by
giving written notice of the place, date and hour,
and general nature of the business to be transacted
 at that meeting not less than ten (10) days
(or such other number of days as the Board of
 Trustees shall determine in its sole discretion)
 and not more than one hundred twenty (120) days
before the date of the meeting, to each Shareholder
 entitled to vote at such meeting. Notice of
 any meeting of Shareholders shall be (i)
 given either by hand delivery, overnight
courier, telegram, facsimile, telex, telecopier,
 electronic mail or other electronic means
or by mail, postage prepaid, and
(ii) given or addressed to the Shareholder at
 the address, facsimile number, e-mail address
 or other contact information of that
Shareholder appearing on the books of the
 Trust or its transfer agent. Notice
shall be deemed to have been given at the
 time when delivered personally,
deposited in the mail or with an
overnight courier or sent by telegram,
 facsimile, telex, telecopier,
 electronic mail or other means of
 communication.  No notice of any
 meeting need be given to any
Shareholder who attends such meeting
 in person or to any Shareholder
who waives notice of such meeting
(which waiver shall be filed with
the records of such meeting),
whether before or after the time
of the meeting. In the absence of
fraud, any irregularities in the
 notice of any meeting or the
nonreceipt of any such notice by
 any of the Shareholders shall
not invalidate any action otherwise
 properly taken at any such meeting.
Section 2.6	Postponement and
 Adjournment. Prior to the date
 upon which any meeting of
 Shareholders is to be held,
the Board of Trustees may
postpone such meeting one or
more times for any reason by
 giving, within a reasonable period
 of time prior to such meeting,
 notice to each Shareholder
entitled to vote at the meeting so
 postponed of the place, date and hour
 at which such meeting will be held.
Such notice shall be given not fewer than two (2)
days before the date of such meeting and
otherwise in accordance with Section 2.5.
Any Shareholders meeting, whether or not a quorum
is present, may be adjourned by the chairman of
 the meeting or a vote of the Shareholders in
 accordance with the provisions of these By-laws.
 No notice of adjournment of a meeting to another
time or place need be given to Shareholders.
Any adjourned meeting may be held at such time
and place as determined by the Board of Trustees
 or by the chairman of the meeting or the officers
 of the Trust or other authorized persons pursuant
 to delegated authority form the Board of Trustees
 in the sole discretion of such Board of Trustees,
 chairman, officers or authorized persons and
announced at the meeting. Any business that
might have been transacted at the original
meeting may be transacted at any adjourned
meeting. If, after a postponement or adjournment,
 a new record date is fixed for the postponed or
adjourned meeting, the Secretary or an Assistant
 Secretary shall give notice of the postponed or
 adjourned meeting to Shareholders of record
entitled to vote at such meeting. If a quorum
 is present with respect to any one or more
 proposals, the chairman of the meeting may,
 but shall not be required to, cause a vote
to be taken with respect to any such proposal
 or proposals which vote can be certified as
 final and effective notwithstanding the
adjournment of the meeting with respect to
 any other proposal or proposals.
Section 2.7	Voting Proxies. At all
 meetings of the Shareholders, every
Shareholder of record entitled to vote
thereat shall be entitled to vote either
 in person or by proxy, which term shall
include proxies provided by such Shareholder,
 or his or her duly authorized attorney,
through written, electronic, telephonic,
computerized, facsimile, telecommunications,
 telex or by any other form of communication,
 each pursuant to such voting procedures
and through such systems as are authorized
 by the Board of Trustees or any officer of
 the Trust. Notwithstanding the foregoing,
 if a proposal is submitted to a vote of
the Shareholders of any series or class
by anyone other than the officers or Trustees,
 or if there is a proxy contest or proxy
solicitation or proposal in opposition to
any proposal by the officers or Trustees,
Shares may be voted only in person or by
written proxy. Proxies may be solicited in
 the name of one or more Trustees or one or
 more officers of the Trust.
Unless the proxy provides otherwise,
 it shall not be valid for more than
 eleven (11) months from the date of
the proxy. All proxies shall be delivered
 to the Secretary or other person
responsible for recording the
proceedings before being voted.
 A valid proxy which does not state
that it is irrevocable shall continue
 in full force and effect unless
(i) revoked by the person executing
it before the vote pursuant to that proxy
is taken (a) by a writing delivered to the
 Trust stating that the proxy is revoked,
(b) by a subsequent proxy executed by such person,
(c) attendance at the meeting and voting in
 person by the person executing that proxy,
 or (d) revocation by such person using any
 electronic, telephonic, computerized or
other alternative means authorized by the
 Trustees for authorizing the proxy to act;
 or (ii) written notice of the death or
incapacity of the maker of that proxy
is received by the Trust before the vote
 pursuant to that proxy is counted.
 Unless revoked, any proxy given in
 connection with a postponed or
adjourned meeting for which a
 new record date is fixed shall
 continue to be valid so long
as the Shareholder giving such
 proxy is a Shareholder of
record on such new such
record date.
A proxy with respect to Shares
held in the name of two or more
persons shall be valid if executed
 by one of them unless at or prior
 to exercise of such proxy the
 Trust receives a specific
 written notice to the contrary
 from any one of them in which
 case such proxy shall not be valid
 and no vote shall be received in
respect of such Shares unless all
persons holding such Shares shall
 agree on their manner of voting.
 Unless otherwise specifically limited
 by their terms, proxies shall entitle
 the Shareholder to vote at any
adjournment of a Shareholders meeting.
Section 2.8
 Concerning Validity of Proxies, Ballots,
 Etc. At every meeting of the Shareholders,
 all proxies shall be received and taken in
 charge of and all ballots shall be received
 and canvassed by the secretary of the meeting,
 who shall decide all questions touching the
 qualification of voters, the validity of
 proxies, and the acceptance or rejection
 of votes, unless inspectors of election
 shall have been appointed as provided
below in this section, in which event
such inspectors of election shall
decide all such questions.
Notwithstanding the foregoing,
 any election for Trustees must
 be by ballot if demanded by any
 Shareholder before the voting has begun.
A proxy purporting to be executed by or
on behalf of a Shareholder shall be deemed
 valid unless challenged at or prior to its
 exercise, and the burden of proving
invalidity shall rest on the challenger.
 Subject to the provisions of the Delaware Act,
 the Declaration of Trust, or these By-laws,
 the General Corporation Law of the State of
 Delaware relating to proxies, and judicial
 interpretations thereunder, shall govern all
 matters concerning the giving, voting or
validity of proxies, as if the Trust were
 a Delaware corporation and the Shareholders
 were stockholders of a Delaware corporation.
At any election of Trustees, the Board
of Trustees prior thereto may, or,
if they have not so acted, the chairman
of the meeting may, appoint one or more
inspectors of election who shall first
subscribe an oath or affirmation to
 execute faithfully the duties of
inspector at such election with strict
 impartiality and according to the best
 of their ability, and shall after the
 election make a certificate of the
 result of the vote taken.
 No candidate for the office of
 Trustee shall be appointed as
an inspector.
The chairman of the meeting
may cause a vote by ballot to be taken
 upon any election or matter.
Section 2.9	Organization.
At every meeting of Shareholders,
 the Chairman of the Board or,
 in his or her absence, the President or,
 in his or her absence, a Vice President or,
 in the absence of any of the foregoing officers,
 any other officer of the Trust, shall act as
 chairman of the meeting. At every meeting
 of Shareholders, the Secretary or, in his
 or her absence, an Assistant Secretary,
 or, in the absence of either of the foregoing
 officers, a secretary of the meeting
chosen by the chairman shall act as secretary.
Subject to these By-laws, the Board
 of Trustees of the Trust shall be
 entitled to make such rules and
 regulations for the conduct of
meetings of Shareholders as it shall
 deem necessary, appropriate or
 convenient, and, subject to these
By-laws and such rules and regulations
of the Board of Trustees, if any,
the chairman of any meeting of the
 Shareholders shall determine the
order of business and the procedures
for conduct of business at the meeting,
 including regulation of the manner of
 voting, the conduct of discussion,
 the appointment of inspectors,
the adjournment of the meeting,
and the determination of all
questions relating to the
 qualifications of voters,
the validity of proxies, and
the acceptance or rejection
of votes.
Section 2.10	Record Date.
 The Trustees may from time to
time fix in advance a date of any
 Shareholders meeting or the date
 for the payment of any dividends
 or other distributions, or the
date for the allotment of rights,
 or the date when any change or
 conversion or exchange of Shares
shall go into effect as a record
date for the determination of the
 Shareholders entitled to notice of,
 and to vote at, any such meeting,
 or entitled to receive payment of
 such dividend or other distribution,
 or to receive any such allotment of rights,
 or to exercise such rights in respect of
any such change, conversion or exchange of
 Shares. In addition, the Trustees may from
 time to time close the transfer books for
such period, not exceeding thirty (30) days,
 as the Trustees may determine, in accordance
 with the provisions of the Declaration of Trust.
Unless otherwise required by law, the
Declaration of Trust or these By-Laws,
 the Trustees are not required to fix a
 new record date for an adjourned meeting.
  Without fixing a record date for a meeting,
the Trustees may for voting and notice purposes
 close the register or transfer books for any
 class or series of Shares for all or any part
of the period between the earliest date on which
a record date for such meeting could be set
in accordance herewith and the date of such
meeting.  If the Trustees do not so fix a
 record date or close the register or
transfer books of the affected Shares,
 the record date for determining Shareholders
 entitled to notice of or to vote at a meeting
 of Shareholders shall be 5:00 p.m., Eastern
Time, on the business day next preceding the
 day on which notice is given or, if notice
is waived, at 5:00 p.m., Eastern Time,
on the business day next preceding the
day on which the meeting is held.
Section 2.11	Voting Power. Notwithstanding
any other provision of these By-laws, on
 any matters submitted to a vote of the
 Shareholders, all Shares of the Trust
then entitled to vote shall be voted in
aggregate, except:  (a) for the election
of or removal of Trustees to the extent and
 as provided in the Declaration of Trust;
 (b) when required by the 1940 Act, Shares shall
 be voted by individual series or class; and (c)
 when the matter involves any action that the
 Trustees have determined will affect only the
 interests of one or more series, then only
Shareholders of such series shall be entitled
to vote thereon.
As determined by the Trustees without the
 vote or consent of Shareholders, on any matter
 submitted to a vote of Shareholders,
each whole Share shall be entitled to
one vote as to any matter on which it is
 entitled to vote and each fractional
Share shall be entitled to a proportionate
 fractional vote. There shall be no cumulative
 voting in the election of Trustees.
 Shares may be voted in person or by
proxy or in any manner provided for in
 these By-Laws.  Until Shares of a series
 or class thereof are issued, as to that
 series or class the Trustees may exercise
 all rights of Shareholders and may take
any action required or permitted to be
 taken by Shareholders by law, the
Declaration of Trust or these By-Laws.
On any matter other than election of
 Trustees, any Shareholder may vote
 part of the Shares in favor of the
 proposal and refrain from voting the
 remaining Shares or vote them against
 the proposal, but if the Shareholder
 fails to specify the number of Shares
 which the Shareholder is voting
affirmatively, it will be conclusively
 presumed that the Shareholders
approving vote is with respect to all
 of the Shares that such Shareholder
is entitled to vote on such proposal.
Section 2.12	Quorum; Required Vote.
 Except when a larger quorum is required
 by federal law, including the 1940 Act,
 the presence in person or by proxy of
Shareholders owning Shares representing
 a majority or more of the total combined
 votes of all Shares of each series or
 class, or of the Trust, as applicable,
 entitled to vote shall be a quorum for
 the transaction of business at a
Shareholders meeting with respect
to such series or class or with
respect to the entire Trust, respectively.
 Any lesser number shall be sufficient for
 adjournments. Unless a different vote is
required by statute, including the 1940 Act,
or by the Declaration of Trust, at all meetings
 of the Shareholders, a quorum being present,
all matters, including the election of Trustees,
shall be decided by a majority of the Shares outstanding
and entitled to vote thereon present in person
or by proxy; provided, that if the Declaration
 of Trust, these By-laws or applicable federal
 law permits or requires that Shares be voted
on any matter by individual series or classes,
then a majority of the Shares of such series or
 class outstanding and entitled to vote present
in person or by proxy shall decide that matter
 insofar as that series or class is concerned.
Section 2.13	Abstentions and Broker
Non-Votes. Abstentions and broker non-votes
will be included for purposes of determining
 whether a quorum is present at a Shareholders
 meeting.  Abstentions will be treated as
 Shares that are present and entitled to
vote for purposes of determining the number
 of Shares that are present and entitled
 to vote with respect to any particular
 proposal, but will not be treated as
 a vote cast in favor of such proposal.
  Broker non-votes will be treated as
 Shares that are present for purposes
 of determining the number of Shares
that are present with respect to any
 particular proposal, but will not
be treated as Shares entitled to
vote for such proposal or as votes
cast in favor of such proposal.
Abstentions and broker non-votes,
 therefore, will have no effect on
 proposals that require a plurality
 or majority of votes cast for
approval, but will have the same
 effect as a vote against on proposals
 requiring a majority or other
 specified percentage of outstanding
 voting securities for approval.  With
respect to matters to be decided by a
majority of the Shares outstanding,
entitled to vote and present in person
 or by proxy at the meeting, broker
non-votes will have no effect on such
 matters, but abstentions with have
the same effect as a vote against.
Section 2.14	Application of this
 Article. Meetings of Shareholders
shall consist of Shareholders of
any series or class thereof or of all
 Shareholders and this Article shall
be construed accordingly.
ARTICLE III
BOARD OF TRUSTEES
Section 3.1	Regular Meetings.
Regular meetings of the Board of
Trustees shall be at such time and
 place as shall be fixed by the
Trustees. Such regular meetings
may be held without notice.
Section 3.2	Special Meetings.
 Special meetings of the Board of
 Trustees or any committee for any
purpose
 or purposes shall be held whenever
 and wherever ordered by the Chairman
 of the Board, the President or by any
 one of the Trustees.
Section 3.3	Meetings by Telephone;
 Proxies. Subject to any applicable
requirements of federal law, including
 the 1940 Act, (i) any meeting,
regular or special, of the Board
of Trustees (or any committee) may
 be held by conference telephone or
 similar communications equipment,
by means of which all persons
participating in the meeting can
 hear each other at the same time,
 and participation by such means
shall constitute presence in person
 at a meeting and (ii) at all
 meetings of the Trustees, every
Trustee shall be entitled to vote
by proxy, provided that such proxy shall,
 before or after such meeting,
 be delivered to the Secretary or
other person responsible for recording
 the proceedings of such meeting.
To the extent permitted by federal law,
 including the 1940 Act, a Trustee may
 provide any proxy through written,
 electronic, telephonic, computerized,
 facsimile, telecommunications,
 telex or by any other form of
communication.
Section 3.4	Notice. Subject to any
applicable requirements of federal law,
 including the 1940 Act and except as
 otherwise provided, notice of any regular meetings
 need not be given. Special meetings shall be held
whenever called by the President, the Chairman of
the Board or by any one of the Trustees, at the time
 being in office. Notice of special meetings shall be
given by the Secretary or an Assistant Secretary to
each Trustee or by the officer or Trustee calling
the meeting, by telephone, cable, wireless, facsimile,
 e-mail or other electronic mechanism to each Trustee
at his or her business address (or such other location
 designated by the Trustee to an officer of the Trust),
 or personally delivered to him at least one day before
 the meeting. Notwithstanding the foregoing, notice may
 be given by any such electronic mechanism or by personal
 delivery at any time before the meeting, provided that
(a) the Trustee or officer calling the meeting shall have
made a good faith determination that the subject of
 the meeting is sufficiently urgent to require expedited
 notice;
 (b) such determination shall be ratified by the unanimous
vote
 of the Trustees participating in the meeting; and
(c) each Trustee is afforded the opportunity to
 participate in such meeting by conference
telephone or
 similar communications equipment as provided
in Section 3.3.
Section 3.5	Waiver of Notice. No notice
 of any meeting need be given to any Trustee
 who attends such meeting in person or to
any Trustee who waives notice of such meeting
 in writing (which waiver shall be filed
with the records of such meeting), whether
 before or after the time of the meeting.
 Any written consent or waiver may be
provided and delivered to the Trust by
 mail, overnight courier, telegram,
facsimile, telex, telecopier,
electronic mail or other electronic
 means. A notice or waiver of
 notice need not specify the
 purpose of any meeting.
Section 3.6	Quorum and
 Voting. At all meetings of the
 Board of Trustees the presence
of a majority or more of the
 number of Trustees then in
 office shall constitute a quorum
 for the transaction of business.
 In the absence of a quorum, a
 majority of the Trustees present
 may adjourn the meeting, from
time to time, until a quorum shall
 be present. Subject to the
requirements of the 1940 Act,
the Trustees shall act by the
requisite vote at a meeting duly
called (including a meeting by telephonic
 or other electronic means) at which a
 quorum is present of a majority of the
 Trustees without a meeting.
Section 3.7	Action Without a Meeting.
 Except as otherwise provided under federal law,
 including the 1940 Act, or the Declaration of
 Trust, any action required or permitted to be
taken at any meeting of the Board of Trustees
 may be taken without a meeting if written
consents thereto are signed by a majority of
 the Trustees. Except as otherwise provided
under federal law, including the 1940 Act,
 any such written consent may be given by
telegram, facsimile, telex, telecopier,
 electronic mail or similar electronic
means. Copies of such written consents
shall be filed with the minutes of the
proceedings of the Board of Trustees.
 Such consents shall be treated for
all purposes as a vote taken at a
 meeting of the Trustees. If any
action is so taken by the Trustees
by the written consent of less than
all of the Trustees, prompt notice
 of the taking of such action shall
be furnished to each Trustee who did
 not execute such written consent,
provided that the effectiveness of such
action shall not be impaired by any
delay or failure to furnish such notice.
Section 3.8	Powers and Duties of
 the Chairman.  The Trustees may, but
 need not, appoint from among their
number a Chairman of the Board. When
present he or she may preside at the
 meetings of the Shareholders and of
the Trustees. He or she may call
 meetings of the Trustees and of
any committee thereof whenever he or
 she deems it necessary.


ARTICLE IV
COMMITTEES AND ADVISORY BOARD
Section 4.1	       Establishment of Committees.
 The Board of Trustees may designate one or more
 committees of the Trustees. The Trustees shall
 determine the number of members of each
committee and its powers and shall appoint
 its members.  Each such committee shall
 have such powers and perform such duties
as may be assigned to it from time to time
 by the Board of Trustees, but shall not
 exercise any power that under federal law,
 including the 1940 Act, may lawfully be
 exercised only by the Board of Trustees.
Section 4.2	       Proceedings, Quorum
and Manner of Acting. In the absence of an
appropriate resolution of the Board of Trustees,
 any committee may adopt such rules and
 regulations governing its proceedings,
 quorum and manner of acting as it
 shall deem proper and desirable.
In the absence of any member of
any such committee, the members
thereof present at any meeting,
whether or not they constitute a
 quorum, may appoint a member of
the Board of Trustees to act in
 the place of such absent member
in accordance with applicable law.
Section 4.3	Advisory Board.
The Trustees may appoint an Advisory
Board having one or more members.
Members of such Advisory Board shall
 not be Trustees, officers, employees
of Goldman Sachs Asset Management
 (the Investment Adviser) or
employees of an affiliate of the
Investment Adviser and need not be Shareholders.
 A member of such Advisory Board shall
 hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees.
 The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the
Trustees may provide. Subject to any applicable provisions of the Declaration, the compensation of members of the Advisory Board shall be fixed from time to time by the Trustees.


ARTICLE V
TRUST OFFICERS
Section 5.1	      General. The officers of the
Trust shall include a President, a Secretary and a
 Treasurer, a Chief Compliance Officer and a
Principal Financial Officer. The Trustees may
 elect such other officers or agents as the
 business of the Trust may require, including,
without limitation, one or more Vice Presidents,
 one or more Assistant Secretaries, and one or
 more Assistant Treasurers.  No such officer
need be a Trustee or a Shareholder. The Trustees
 may delegate to any officer or committee the
 power to appoint any subordinate officers or
 agents. Officers of the Trust shall have the
 power to grant, issue, execute, or sign such
 powers of attorney, proxies, certifications or
 other documents as may be deemed advisable or
 necessary in furtherance of the interests of
the Trust or any series thereof.
Section 5.2	 Election, Term of Office and
 Qualifications. The Trustees shall elect the
officers of the Trust. Each officer elected by
 the Trustees shall hold office at the pleasure
of the Board of Trustees until his or her
 successor shall have been elected and qualified
or until his or her earlier death, inability to serve,
 removal or resignation. Any person may hold one or
 more offices of the Trust except that the President
 may not hold the office of Vice President,
the Secretary may not hold the office of
 Assistant Secretary, and the Treasurer may
not hold the office of Assistant Treasurer;
 provided further that a person who holds more
 than one office may not act in more than one
 capacity to execute, acknowledge or verify an
 instrument required by law to be executed,
verified or acknowledged by more than one officer.
Section 5.3	Resignation. Any officer may
 resign his or her office at any time by
delivering
 a written resignation to the Board of Trustees,
 the Chairman of the Board, the President,
the Secretary, or any Assistant Secretary.
 Unless otherwise specified therein, such
resignation shall take effect upon delivery.
 Any resignation is without prejudice to
 the rights, if any, of the Trust under
any contract to which the officer is a party.
Section 5.4	Removal. Any officer may be
removed from office with or without cause by
 the Board of Trustees. In addition, any
officer or agent hereof may be removed,
either with or without cause, by any
officer upon whom such power of removal
 shall have been conferred by the Board
of Trustees.
Section 5.5	Vacancies and Newly
 Created Offices. Whenever a vacancy
 shall occur in any office or if any
new office is created, the Trustees
 may fill such vacancy or new office.
ARTICLE VI
EXECUTION OF INSTRUMENTS
Section 6.1	General. All deeds,
 documents, transfers, contracts,
 agreements and other instruments
requiring execution by the Trust shall be
 signed by the President, any Vice President,
 the Treasurer or Secretary or an Assistant
 Treasurer or an Assistant Secretary, or as
the Board of Trustees may otherwise, from
 time to time, authorize. Any such
authorization may be general or confined
 to specific instances.
ARTICLE VII
MISCELLANEOUS
Section 7.1	Notices.  Any and all
notices to which any Shareholder
 hereunder may be entitled and any
and all communications shall be
deemed duly served or given if mailed,
 postage prepaid, addressed to any
Shareholder of record at his last
known address as recorded on the
 applicable register of the Trust.
Section 7.2	Waiver of Notice.
 Whenever any notice is permitted or
 required to be given by these By-laws
 or the Declaration of Trust or the laws
of the State of Delaware, a waiver thereof
 provided or delivered to the Trust by mail,
 overnight courier, telegram, facsimile, telex,
 telecopier, electronic mail or other electronic
 means by the person or persons entitled to
said notice, whether before or after the time
 such notice was to be given, shall be deemed
 equivalent thereto.
Section 7.3	Writings.  Notwithstanding any
provision in the Declaration of Trust to the contrary,
 any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in , or contemplated by, the Declaration of Trust or these By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.